  Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2013
FINANCIAL RESULTS

PORT WASHINGTON, NY, March 4, 2014 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter and full year ended December 31, 2013.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results	2013	2012	2013	2012
Net sales	$874.2	$935.1	$3,352.3	$3,544.3
Gross profit	$129.3	$120.4	$486.7	$488.1
Gross margin	14.8%	12.9%	14.5%	13.8%
Operating income (loss) from continuing operations	$(1.3)	$(46.8)	$(20.6)	$(39.9)
Operating margin from continuing operations	(0.1)%	(5.0)%	(0.6)%	(1.1)%
Net income (loss)	$(19.8)	$(27.1)	$(43.8)	$(8.3)
Diluted net income (loss) per share	$(0.54)	$(0.73)	$(1.18)	$(0.22)
Dividend declared	-	$0.25	-	$0.25
Non-GAAP Results*
Adjusted operating income (loss) from continuing operations	$5.9	$(5.6)	$5.9	$12.0
Non-recurring and recurring adjustments, net	$7.2	$41.2	$26.5	$51.9
Adjusted operating margin from continuing operations	0.7%	(0.6)%	0.2%	0.3%
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

Fourth Quarter 2013 Financial Summary:

•	Consolidated sales decreased 6.5% to $874.2 million in U.S. dollars. On a constant currency basis, sales decreased 7.1%.
•	Business to business channel sales grew 6.1% to $559.0 million in U.S. dollars. On a constant currency basis, sales increased 4.8%. On a "same store" and constant currency basis, sales increased 4.8%.
•	Consumer channel sales declined 22.7% to $315.2 million in U.S. dollars. On a constant currency basis, sales declined 22.6%. On a "same store" and constant currency basis, sales declined 21.4%.
•	Non-GAAP operating income (loss) grew to $5.9 million of income compared to a loss of $5.6 million last year. GAAP operating income (loss) improved to a loss of $1.3 million compared to a loss of $46.8 million last year.
•	Valuation allowances for U.S. federal deferred tax assets of approximately $20.5 million were recorded, negatively impacting net income (loss) per diluted share by $0.55.
•	Non-GAAP diluted net income per share was $0.15. GAAP diluted net loss per share was $0.54.

Full Year 2013 Financial Summary:

•	Consolidated sales declined 5.4% to $3.4 billion in U.S. dollars. On a constant currency basis, sales declined 5.6%.
•	Business to business channel sales increased 2.3% to $2.2 billion in U.S. dollars. On a constant currency basis, sales grew 2.0%.
•	Consumer channel sales declined 16.8% to $1.2 billion in U.S. dollars. On a constant currency basis, sales declined 16.7%.
•	Non-GAAP operating income declined to $5.9 million compared to $12.0 million last year. GAAP operating income (loss) improved to a loss of $20.6 million compared to a loss of $39.9 million last year.
•	Valuation allowances for U.S. federal deferred tax assets of approximately $20.5 million were recorded, negatively impacting net income (loss) per diluted share by $0.55.
•	Non-GAAP diluted net loss per share was $0.16. GAAP diluted net loss per share was $1.18.

Richard Leeds, Chairman and Chief Executive Officer, said, "In the fourth quarter, Systemax delivered solid improvements in both gross margin and adjusted operating income, driven by the outstanding performance of our Industrial Products group, the continued execution of our long-term initiatives across the company, as well as a strategic decision to focus more of our efforts on our business-to-business channels."

"Our Industrial Products group delivered its strongest revenue quarter of the year with a 26% increase, and drove significant bottom line leverage as we continue to capitalize on our growth opportunities and drive operating efficiencies.

Our Technology Products business had a mixed performance, with our business-to-business operations in both Europe and North America showing improved revenue trends on a sequential quarter basis, while our consumer business delivered disappointing results as it continues to face a very competitive environment.  In Europe Technology, we delivered a modest increase in our fourth quarter gross profit and continued to ramp up our shared service center.  In North America Technology, our focus on profitability is generating results, as we improved gross margin, strengthened operating efficiencies and reduced our operating loss."

"In 2013, we made significant progress in strengthening our competitive position, enhancing our operating performance and improving our profitability.  Going forward, the Industrial Products group is well positioned for future growth, the European business transition is progressing and we are poised to benefit from a more efficient operating model, and in North America we have a number of initiatives in place and are seeing some initial progress. We still have more to do, and we are focused on expanding our business-to-business operations, while operating a consumer business that is profitable.  Our balance sheet remains very strong with $181 million of cash and provides us with significant flexibility to execute on our strategic plan," Leeds concluded.

At the end of the full year 2013, the Company had working capital of over $345.8 million, cash and cash equivalents of $181.4 million, and availability under its credit facility of $105.5 million.  Short and long-term debt totaled approximately $5.4 million at December 31, 2013.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its fourth quarter and full year 2013 results today, March 4, 2014 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells personal computers, computer components and supplies, consumer electronics and industrial products through a system of branded e-Commerce websites, retail stores, relationship marketers and direct mail catalogs in North America and Europe. The primary brands are TigerDirect, Global Industrial, MISCO and Inmac Wstore.

Forward-Looking Statements
This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume and margins, (b) fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) timely implementation of our shared services center in Hungary and transition of support operations without disruption to our existing business, and realization of the anticipated  cost savings (f) the operation of the Company's management information systems and its transition of its ERP platform, (g) risks associated with the delivery of merchandise to customers utilizing common carriers, (h) risks associated with e-commerce, and  (i) unanticipated legal and administrative proceedings and (j) changes in sales tax laws affecting e-commerce retailers.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed discussion of risk factors affecting our business and an explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

Supplemental Channel Sales, Product Category and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended December 31,					Year Ended December 31,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Business to Business[1]	$559.0	63.9%	6.1%	$527.1	56.4%	$2,158.4	64.4%	2.3%	$2,109.8	59.5%
Consumer [2]	$315.2	36.1%	(22.7)%	$408.0	43.6%	$1,193.9	35.6%	(16.8)%	$1,434.5	40.5%
Consolidated Sales	$874.2	100%	(6.5)%	$935.1	100%	$3,352.3	100%	(5.4)%	$3,544.3	100%

* Certain prior year results have been reclassified to match current year presentation.
1	Includes sales from managed business relationships, including outbound call centers and extranets, and the entire Industrial Products and Corporate segments.
2	Includes sales from retail stores, consumer websites, inbound call centers and television shopping.

Supplemental "Same Store" Channel Growth[1] – Q4 2013 vs. Q4 2012
Channel	Change
Business to Business	4.8%
Consumer	(21.4)%
Consolidated Sales	(6.5)%

1	Excludes revenue at retail stores, websites and call centers operating for less than 14 full months as of the beginning of the current comparison period and computed on a constant currency basis. The method of calculating comparable store and channel sales varies across the retail and direct marketing industry. As a result, Systemax's method of calculating comparable sales may not be the same as other companies' methods.

Supplemental Product Category Sales Summary (in millions)
Product Category	Quarter Ended December 31,					Year Ended December 31,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Computers	$275.6	31.5%	(6.8)%	$295.6	31.6%	$1,034.5	30.9%	(1.1)%	$1,046.4	29.5%
Computer Accessories & Software	$215.3	24.6%	(10.3)%	$240.0	25.7%	$877.6	26.2%	(9.6)%	$971.3	27.4%
Consumer Electronics	$134.1	15.4%	(22.0)%	$172.0	18.4%	$495.1	14.8%	(19.6)%	$615.6	17.4%
Industrial Products	$123.9	14.2%	26.0%	$98.3	10.5%	$473.8	14.1%	17.9%	$401.9	11.3%
Computer Components	$100.9	11.5%	(5.5)%	$106.8	11.4%	$378.0	11.3%	(7.3)%	$407.7	11.5%
Other	$24.4	2.8%	8.9%	$22.4	2.4%	$93.3	2.7%	(8.0)%	$101.4	2.9%
Consolidated Sales	$874.2	100%	(6.5)%	$935.1	100%	$3,352.3	100%	(5.4)%	$3,544.3	100%

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended December 31,					Year Ended December 31,
	2013	% of Sales	Change y/y	2012	% of Sales	2013	% of Sales	Change y/y	2012	% of Sales
Technology Products	$748.9	85.7%	(10.4)%	$835.5	89.3%	$2,873.3	85.7%	(8.4)%	$3,137.6	88.5%
Industrial Products	$123.9	14.1%	26.0%	$98.3	10.5%	$473.8	14.1%	17.9%	$401.9	11.3%
Corporate and Other	$1.4	0.2%	7.7%	$1.3	0.2%	$5.2	0.2%	10.4%	$4.8	0.2%
Consolidated Sales	$874.2	100%	(6.5)%	$935.1	100%	$3,352.3	100%	(5.4)%	$3,544.3	100%

Supplemental Business Unit GAAP Operating Income (Loss) Summary (in millions)
Business Unit	Quarter Ended December 31,				Year Ended December 31,
	2013	Margin	2012	Margin	2013	Margin	2012	Margin
Technology Products	$(7.2)	(1.0)%	$(48.7)	(5.8)%	$(40.6)	(1.4)%	$(47.2)	(1.5)%
Industrial Products	$9.6	7.7%	$6.9	7.0%	$40.0	8.4%	$29.9	7.4%
Corporate and Other	$(3.7)	NM	$(5.0)	NM	$(20.0)	NM	$(22.6)	NM
Consolidated Operating Loss	$(1.3)	(0.1)%	$(46.8)	(5.0)%	$(20.6)	(0.6)%	$(39.9)	(1.1)%

Non-GAAP Operating Income (Loss)*
Technology Products	$(0.2)	(0.0)%	$(8.1)	(1.0)%	$(15.7)	(0.5)%	$0.0	0.0%
Industrial Products	$9.5	7.7%	$7.1	7.2%	$40.4	8.5%	$32.9	8.2%
Corporate and Other	$(3.4)	NM	$(4.6)	NM	$(18.8)	NM	$(20.9)	NM
Consolidated Operating Income (Loss)	$5.9	0.7%	$(5.6)	(0.6)%	$5.9	0.2%	$12.0	0.3%
* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.

Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31*		December 31*
	(unaudited)
	2013	2012	2013	2012
Net sales	$874.2	$935.1	$3,352.3	$3,544.3
Cost of sales	744.9	814.7	2,865.6	3,056.2
Gross profit	129.3	120.4	486.7	488.1
Gross margin	14.8%	12.9%	14.5%	13.8%
Selling, general and administrative expenses	124.9	127.0	485.1	481.7
Special charges	5.7	40.2	22.2	46.3
Operating income (loss) from continuing operations	(1.3)	(46.8)	(20.6)	(39.9)
Operating margin	(0.1)%	(5.0)%	(0.6)%	(1.1)%
Interest and other (income) expense, net	1.0	(0.1)	1.2	1.7
Income (loss) from continuing operations before income taxes	(2.3)	(46.7)	(21.8)	(41.6)
Provision for (benefit from) income taxes	17.5	(19.7)	22.0	(33.6)

Income (loss) from continuing operations	(19.8)	(27.0)	(43.8)	(8.0)
Discontinued operations**	-	(0.1)	-	(0.3)
Net income (loss)	$(19.8)	$(27.1)	$(43.8)	$(8.3)
Net margin	(2.3)%	(2.9)%	(1.3)%	(0.2)%

Net income (loss) per common share:
Basic	$(0.54)	$(0.73)	$(1.18)	$(0.22)
Diluted	$(0.54)	$(0.73)	$(1.18)	$(0.22)

Weighted average common and common equivalent shares:
Basic	37.0	37.0	37.0	36.9
Diluted	37.0	37.0	37.0	36.9

Dividend declared per share	-	$0.25	-	$0.25

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	December 31	December 31
	2013	2012
Current assets:
Cash and cash equivalents	$181.4	$150.7
Accounts receivable, net	333.3	297.4
Inventories	321.8	367.2
Prepaid expenses and other current assets	19.9	37.1
Total current assets	856.4	852.4
Property, plant and equipment, net	59.4	63.0
Goodwill, intangibles and other assets	26.6	46.9
Total assets	$942.4	$962.3

Current liabilities:
Short-term debt	$2.5	$2.8
Accounts payable and accrued expenses	508.1	488.8
Total current liabilities	510.6	491.6
Long-term debt	2.9	5.3
Other liabilities	22.7	19.1
Shareholders' equity	406.2	446.3
Total liabilities and shareholders' equity	$942.4	$962.3

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 28, 2013. The fourth quarters of both 2013 and 2012 included 13 weeks. The full years of both 2013 and 2012 included 52 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.
** We announced plans to exit the Software Solutions segment during the second quarter of 2009. The third party business activities of Software Solutions ended during the second quarter of 2012 and all current and prior year results for this segment are now included in discontinued operations.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) - Unaudited
(In millions)

	Quarter Ended		Year Ended
	December 31		December 31
	2013	2012	2013	2012
Technology Products	$(7.2)	$(48.7)	$(40.6)	$(47.2)
Industrial Products	9.6	6.9	40.0	29.9
Corporate And Other	(3.7)	(5.0)	(20.0)	(22.6)
GAAP operating income (loss)	(1.3)	(46.8)	(20.6)	(39.9)
Non-GAAP adjustments:
Technology Products:
Asset impairment charges (1)	3.3	39.9	3.9	39.9
Severance and other reorganization related charges (2)	2.5	5.0	17.9	6.4
Litigation costs and settlements (3)	0.1	(4.7)	0.6	(2.1)
Stock based compensation	0.1	0.2	0.5	1.6
Intangible asset amortization	1.0	0.2	2.0	1.4
Total Non-GAAP Adj. Technology Products	7.0	40.6	24.9	47.2
Industrial Products:
New facility startup costs	(0.2)	-	(0.2)	2.2
Stock based compensation	0.1	0.2	0.6	0.8
Total Non-GAAP Adj. Industrial Products	(0.1)	0.2	0.4	3.0
Corporate and Other:
Stock based compensation	0.3	0.4	1.2	1.7

Technology Products	(0.2)	(8.1)	(15.7)	(0.0)
Industrial Products	9.5	7.1	40.4	32.9
Corporate And Other	(3.4)	(4.6)	(18.8)	(20.9)
Non-GAAP operating income (loss)	$5.9	$(5.6)	$5.9	$12.0

(1)	Fourth Quarter 2013 Asset impairment charges include $3.0M, the remaining value related to the disposition of our CompUSA asset as well as a reduction of the carrying value of a facility associated with our computer manufacturing business that was exited at year end 2012. Prior year results include non cash charges associated with impairment of our CircuitCity and CompUSA brands of $35.3M upon the strategic decision to focus on our TigerDirect brand and $4.6M related to the exit of our computer manufacturing business.
(2)	Fourth quarter 2013 includes $1.7M associated with the continuation of the reorganization of our EMEA Technology business and $0.8M related to the closing of underperforming retail stores. The full year 2013 costs include those recognized in the fourth quarter as well the closure of underperforming retail stores, and additional costs related to start up and severance related to our European Shared Services Center, severance expense related to leadership changes in our North American Technology segment, and other costs associated with the exit of our computer manufacturing business and the closing of underperforming retail stores.
(3)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited
(In millions)
	Quarter Ended		Year Ended
	December 31		December 31
	2013	2012	2013	2012
Net income (loss)	$(19.8)	$(27.1)	$(43.8)	$(8.3)
Non-GAAP adjustments:
Non- recurring
Asset impairment charges (1)	3.3	39.9	3.9	39.9
Severance and other reorganization related charges (2)	2.5	5.0	17.9	6.4
New facility startup costs	(0.2)	-	(0.2)	2.2
Litigation costs and settlements (3)	0.1	(4.7)	0.6	(2.1)
Valuation Allowance Change (4)	20.5	-	20.5	(15.1)
Income tax effect (5)	(2.0)	(16.1)	(7.8)	(18.6)
Total non- recurring adjustments, net of tax	24.2	24.1	34.9	12.7
Recurring
Stock based compensation	0.5	0.8	2.3	4.1
Intangible asset amortization	1.0	0.2	2.0	1.4
Income tax effect(5)	(0.5)	(0.4)	(1.5)	(2.2)
Total recurring adjustments	1.0	0.6	2.8	3.3

Non-GAAP net income (loss)	$5.4	$(2.4)	$(6.1)	$7.7

Diluted net income (loss) per share	$(0.54)	$(0.73)	$(1.18)	$(0.22)
Non-GAAP Diluted net income (loss) per share	$0.15	$(0.06)	$(0.16)	$0.21

(1)	Fourth Quarter 2013 Asset impairment charges include $3.0M, the remaining value related to the disposition of our CompUSA asset as well as a reduction of the carrying value of a facility associated with our computer manufacturing business that was exited at year end 2012. Prior year results include non-cash charges associated with impairment of our CircuitCity and CompUSA brands of $35.3M upon the strategic decision to focus on our TigerDirect brand and $4.6M related to the exit of our computer manufacturing business.
(2)	Fourth quarter 2013 includes $1.7M associated with the continuation of the reorganization of our EMEA Technology business and $0.8M related to the closing of underperforming retail stores. The full year 2013 costs include those recognized in the fourth quarter as well the closure of underperforming retail stores, and additional costs related to start up and severance related to our European Shared Services Center, severance expense related to leadership changes in our North American Technology segment, and other costs associated with the exit of our computer manufacturing business and the closing of underperforming retail stores.
(3)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(4)	A non-cash valuation allowance for U.S. federal deferred tax assets was recorded in Q4.
(5)	Effective tax rates of 35% used in 2013 as charges are blend of US and Foreign sources; Effective tax rates of 40% applied in 2012 as the charges primarily related to the US sourced events.